EXHIBIT 99.1

United Health Products Files Defamation Lawsuit Against Short Sellers

Henderson, Nevada – October 8, 2019 – United Health Products, Inc. (OTC: UEEC), (“UHP” or the “Company”), manufacturer and marketer of HemoStyp®, an Oxidized Regenerated Cellulose, today announced it has filed a defamation, trade libel and unlawful and deceptive practices lawsuit against White Diamond Research LLC, Adam Gefvert, Streetsweeper.org, Sonya Colberg and those others who aided and abetted the foregoing defendants’ stock manipulation scheme to injure UHP for illegitimate personal gain, in the Nevada District Court for Clark County. The Complaint alleges that in August 2019 White Diamond Research LLC and Adam Gefvert, Streetsweeper.org, and Sonya Colberg published false and defamatory statements about UHP in “short and distort” schemes to artificially drive down the market price of UHP’s common stock while at the same time having a short position in UHP’s stock, so they could obtain illicit profits on their short sale positions.

The defendants’ numerous false statements include the following among others. Streetsweeper, and Sonya Colberg falsely linked scams, regulatory sanctions and bad actors to UHP when in fact they were related to a completely different company and had nothing to do with UHP. White Diamond Research and Adam Gefvert falsely claimed that UHP’s only product was a 17 - year old cheap commodity when UHP’s HemoStyp is based on a 2013 patent and is not based on a 17 - year old design. White Diamond Research and Adam Gefvert also falsely claimed that United Health’s website contains claims of pharmaceutical activity of HemoStyp, which can compromise FDA 510K submission approval and require that UHP must then pursue a more rigorous FDA approval process. However, UHP makes no claims of pharmaceutical activity of its product on its website. United Health has properly classified HemoStyp as a mechanical hemostatic agent and not based on a chemical reaction that required FDA approval. Furthermore, White Diamond posted a copy of a letter it purportedly sent to the Federal Drug Administration restating its false statements that UHP claimed pharmaceutical activity of its HemoStyp product. The cumulative impact of defendant’s false postings has been to drive down United Health’s stock price by nearly 33.3% in less than a month.

UHP is seeking money damages and injunctive relief.

A copy of the filed Complaint Case No: A-19-803257-C, Dept.26 in this lawsuit can be found at:

http://static1.squarespace.com/static/5b1e99418f5130402db55125/t/5d9d00fd8c2a807b4c6a3ece/1570570503124/UHP.v.White_Diamond.pdf

UHP CEO Douglas Beplate commented, “This lawsuit is critical to defend the interests of all of the company’s shareholders, investors, customers and business partners.” He added, “We did not take our decision to pursue legal action against malicious short sellers lightly. We are mindful that people are entitled to their opinions and that both positive and negative opinions can contribute to the integrity of the securities markets. However, we cannot just stand by idly as our company and shareholders are attacked and victimized by short and distort schemers spreading false and misleading statements about us. We felt this lawsuit was the best course of action to stop those looking to illicitly profit by trying to alarm the market and our shareholders, investors and customers with falsehoods, and by circumventing appropriate and established channels for raising shareholder concerns, from using this scheme to do so again.”

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About United Health Products

United Health Products develops technology, manufactures and markets patented hemostatic products for the healthcare and wound care sectors. The product, HemoStyp, is derived from oxidized regenerated cellulose. HemoStyp is an all-natural product designed to control bleeding. UHP is focused on identifying new markets and applications for its products and expanding its current markets. UHP currently sells a suite of hemostatic products to the dental, veterinary and retail markets.

For more on United Health Products, Inc. visit: www.unitedhealthproductsinc.com

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words “believes,” “expects,” “anticipates” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

Company Contact:

United Health Products, Inc.

877-358-3444

IR Contact:

PAN Consultants Ltd.

Philippe Niemetz 212-344-6464 p.niemetz@panconsultants.com

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